UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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INDUSTRIAL DISTRIBUTION GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INDUSTRIAL DISTRIBUTION GROUP, INC.
March 29, 2006
To Our Stockholders:
      On behalf of the Board of Directors and management of Industrial Distribution Group, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Friday, April 28, 2006 at 1:00 p.m., Eastern Time, at 950 East Paces Ferry Road, Suite 1575, Atlanta, Georgia, 30326.
      At the Annual Meeting, stockholders will be asked to consider and vote upon the election of three directors of IDG, the nominees for which are currently directors of the Company. Information about the nominees and certain other matters is contained in the accompanying Proxy Statement. A copy of our 2005 Annual Report to Stockholders, which contains financial statements and other important information about the Company’s business, is also enclosed.
      It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking the enclosed proxy card. Please complete, sign, date and return the proxy card in the enclosed envelope, whether or not you plan to attend the meeting. You may also vote your shares by telephone or via the Internet as set forth in the enclosed proxy. If you do attend and wish to vote in person, you may revoke your proxy at that time.
      I hope you are able to attend and look forward to seeing you.

Sincerely,

Charles A. Lingenfelter
President and Chief Executive Officer

INDUSTRIAL DISTRIBUTION GROUP, INC.
950 EAST PACES FERRY ROAD
SUITE 1575
ATLANTA, GEORGIA 30326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2006

To the Stockholders of
Industrial Distribution Group, Inc.:
      Notice is hereby given that the Annual Meeting of Stockholders of Industrial Distribution Group, Inc. will be held at 1:00 p.m., Eastern Time, on Friday, April 28, 2006 at 950 East Paces Ferry Road, Suite 1575, Atlanta, Georgia for the following purposes:

1. To elect three directors to the Board of Directors to serve until their respective terms have expired and until their successors, if there are to be any, are elected and qualified.

2. To consider such other matters as may properly come before the meeting and any adjournment or postponement.
      Only stockholders of record on March 10, 2006, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement.

BY ORDER OF THE BOARD OF DIRECTORS,

Jack P. Healey
Secretary
March 29, 2006
      Whether Or Not You Expect To Be Present At The Annual Meeting, Please Fill In, Date, Sign, And Promptly Return The Enclosed Proxy Card In The Enclosed Business Reply Envelope. You May Also Vote Your Shares By Telephone Or Via The Internet. The Proxy May Be Revoked At Any Time Prior To Exercise, And If You Are Present At The Annual Meeting, You May, If You Wish, Revoke Your Proxy At That Time And Exercise The Right To Vote Your Shares Personally.

PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS (Item Number 1 on the Proxy Card)
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
REPORT OF COMPENSATION COMMITTEE
REPORT OF AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
INDEPENDENT AUDITORS
STOCKHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS

INDUSTRIAL DISTRIBUTION GROUP, INC.

PROXY STATEMENT
Dated March 29, 2006
For the Annual Meeting of Stockholders
To be Held April 28, 2006

      This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Industrial Distribution Group, Inc. (“IDG” or the “Company”) for use at IDG’s 2006 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, April 28, 2006, and at any postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about March 29, 2006.
      Only stockholders of record at the close of business on March 10, 2006 (the “Record Date”), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 9,432,425 shares of Common Stock, $0.01 par value per share (“Common Stock”), of IDG outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the stockholders. The vote required for approval of each matter submitted to the stockholders is described with the discussion of that matter in this Proxy Statement.
      Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.
      Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the three nominees for directors specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponements or adjournments of the Annual Meeting, including any vote to postpone or adjourn the Annual Meeting.
      A copy of the Company’s 2005 Annual Report to Stockholders (including substantive excerpts from the Company’s Annual Report on Form 10-K) is being furnished with this Proxy Statement to each stockholder of record as of the close of business on the Record Date.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
      The following table sets forth the information concerning the beneficial ownership of Common Stock, which is the only class of voting stock of the Company, at February 15, 2006, by (1) each person known to the Company to beneficially own more than 5% of the Common Stock, (2) each director, nominee for director, and designated highly compensated executive officer, and (3) all directors and executive officers of the Company as a group. Unless otherwise indicated below, the persons named below had sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

	Shares Beneficially
Name of Beneficial Owner	Owned	Percent(1)

JP Morgan Investment Management, Inc.(2)	848,205	9.0%
Dimensional Fund Advisors, Inc.(3)	826,316	8.8%
Andrew B. Shearer(4)	708,795	7.6%
Goldman Capital Management, Inc.(5)	567,200	6.0%
Charles A. Lingenfelter(6)	259,725	2.8%
Thomas W. Aldridge, Jr.(7)	80,934	*
Michael W. Brice(8)	15,250	*
Jack P. Healey(9)	139,358	1.5%
John R. Kramer(10)	45,485	*
Robert E. Vanderhoff(11)	20,000	*
David K. Barth(12)	71,066	*
William J. Burkland(13)	168,304	1.8%
William R. Fenoglio(12)	41,000	*
William T. Parr(14)	37,200	*
George L. Sachs, Jr.(15)	117,234	1.2%
Richard M. Seigel(16)	102,000	1.1%
All Directors and Executive Officers as a Group (13 persons)(17)	1,806,351	19.2%

*	Denotes less than 1%.

(1)	The percentages shown are based on 9,386,909 shares of Common Stock outstanding on February 15, 2006 plus, as to each person and group listed, the number of shares of Common Stock deemed owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, assuming the exercise of options held by such holder are exercisable within 60 days of February 15, 2006.

(2)	The address of JP Morgan Investment Management, Inc. is 270 Park Avenue, New York, New York 10017. The listed owner has filed a Schedule 13G with the Commission and claims voting and investment power with respect to 770,702 share and sole dispositive power to all 848,205 shares.

(3)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The listed owner has filed a Schedule 13G with the Commission and claims voting and investment power with respect to all 826,316 shares.

(4)	Includes 136,833 shares subject to exercisable options. The address for Mr. Shearer is 950 E. Paces Ferry Rd, Ste 1575, Atlanta, GA 30326.

(5)	The address of Goldman Capital Management, Inc. is 320 Park Avenue, 10th Floor, New York, New York 10022. The listed owner has filed a Schedule 13F with the Commission and claims voting and investment power with respect to all 567,200 shares.

(6)	Includes 68,436 shares that are restricted. Includes 57,167 shares subject to exercisable options. The address for Mr. Lingenfelter is 950 E. Paces Ferry Rd, Ste 1575, Atlanta, GA 30326.

(7)	Includes 55,000 shares subject to exercisable options.

(8)	Includes 6,250 shares that are restricted and subject to possible forfeiture. Includes 5,000 shares subject to exercisable options.

(9)	Includes 21,100 shares that are restricted and subject to possible forfeiture. Includes 56,933 shares subject to exercisable options.

(10)	Includes 4,000 shares that are restricted and subject to possible forfeiture. Includes 30,000 shares subject to exercisable options.

(11)	Includes 10,000 shares that are restricted and subject to possible forfeiture. Includes 10,000 shares subject to exercisable options.

(12)	Includes 35,000 shares subject to exercisable options.

(13)	Includes an aggregate of 300 shares held by Mr. Burkland as custodian for his three minor children, 15,351 shares held by Mr. Burkland jointly with his spouse, and 34,000 shares subject to exercisable options. Does not include an aggregate of 6,897 shares owned by Mr. Burkland’s wife, with respect to which Mr. Burkland disclaims beneficial ownership.

(14)	Includes 35,000 shares subject to exercisable options. Does not include an aggregate of 1,200 shares owned by Mr. Parr’s wife, with respect to which Mr. Parr disclaims beneficial ownership.

(15)	Includes 45,000 shares subject to exercisable options.

(16)	Includes 60,000 shares subject to exercisable options.

(17)	Includes an aggregate of 109,786 shares that are restricted and subject to possible forfeiture. Includes an aggregate of 594,933 shares subject to exercisable options that are held by the persons in the group.
ELECTION OF DIRECTORS
(Item Number 1 on the Proxy Card)
      The Board of Directors (the “Board”) is responsible for directing the management of the Company. IDG’s Bylaws provide that the Board shall consist of not less than three nor more than fifteen directors, with the exact number being set from time to time by the Board. The Board presently consists of eight directors, each of whom serves until the expiration of his term and until his successor, if there is to be one, is elected and qualified.
      The Board is divided into three classes as equal in number as possible. The terms of service of each class is staggered so that each director serves a three-year term. Three directors are to be elected at the 2006 Annual Meeting of Stockholders, to serve in Class II, with a term expiring in 2009 and until their successors are duly elected and qualified.
      Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated William R. Fenoglio, Charles A. Lingenfelter, and William T. Parr for election as Class II directors. Mr. Lingenfelter was appointed by the Board to serve as President and Chief Executive Officer and a director of the Company in November 2005, initially in Class III. In accordance with the Company’s Certificate of Incorporation, Mr. Lingenfelter’s initial term as a director expires at the 2006 Annual Meeting of the Stockholders. William J. Burkland, a Class II director whose term will expire at the 2006 Annual Meeting, will not be standing for re-election due to the time commitment and demands of his new employment position with a company not affiliated with IDG. Therefore, in light of Mr. Burkland’s inability to stand for re-election and the expiration of Mr. Lingenfelter’s initial term as director at the 2006 Annual Meeting, Mr. Lingenfelter is a nominee for election as a Class II director at the Annual Meeting.
      In accordance with the Company’s Bylaws, the Board has set the number of members that comprise the Board at seven effective upon the expiration of Mr. Burkland’s term as director at the 2006 Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote for the election of directors. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that either nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board.

      All nominees have consented to serve as directors if elected, but, if any of these persons are unable to accept election, proxies will be voted for the election of another candidate recommended by the Board. Proxies cannot be voted for more than three nominees however.
The Board of Directors recommends a vote FOR
the election of all three nominees.
Information Regarding Nominees and Other Directors
      The following are brief biographies for the nominees proposed for election as directors at the Annual Meeting, and the incumbent directors who are not up for election at this Annual Meeting. Expiration terms of nominees for election at the Annual Meeting are given assuming the nominees are elected.
Nominees for Election Whose Terms Will Expire in 2009 (Class II)
Retired Chief Executive Officer

William R. Fenoglio	Augat, Inc.
      Mr. Fenoglio, age 66, served as the President and Chief Executive Officer of Augat, Inc., a manufacturer of connector products, from 1994 to 1996. Prior to that time, Mr. Fenoglio served as President and Chief Executive Officer, from 1991 to 1994, and Chief Operating Officer, from 1985 to 1991, of Barnes Group, Inc., a diversified manufacturer and distributor, which owns Bowman Distribution Company. From 1961 to 1984, Mr. Fenoglio was employed by General Electric Corporation and served as the Vice President and General Manager of the Component Motor Division from 1981 to 1984. Mr. Fenoglio is currently a director of Standex International, Inc. (NYSE: SXI) and serves on its Audit Committee. Mr. Fenoglio is Chairman of the Audit Committee and serves as a member of the Executive, Nominating and Corporate Governance, and Compensation Committees of the Board. Mr. Fenoglio is considered an independent director in accordance with the Company’s Corporate Governance Guidelines and the current NASDAQ listing standards.
President and Chief Executive Officer

Charles A. Lingenfelter	IDG
      Mr. Lingenfelter, age 55, became President and Chief Executive Officer on November 3, 2005. Prior to that time he was a Regional President since January 2002. Prior to that time, Mr. Lingenfelter served as President of the Company’s IDG Charlotte business unit (from January 2001) and as President of The Distribution Group, Inc. (from 1997), one of the companies that combined to form the Company in 1997 and with whom he had been an executive since 1988. Prior to 1988, Mr. Lingenfelter was employed in several capacities with Ingersoll-Rand Company, including as Vice President of Sales and Marketing for its Tools Group. Mr. Lingenfelter serves as Chairman of the Executive Committee of the Board. Mr. Lingenfelter is considered an inside director because of his employment as a senior executive with the Company.
Vice Chairman Emeritus

William T. Parr	J. Smith Lanier & Co.
      Mr. Parr, age 69, has served as Vice Chairman and a director of J. Smith Lanier & Co., an insurance placement company, since 1980. Mr. Parr is a member of the Nominating and Corporate Governance and Compensation Committees of the Board. Mr. Parr is considered an independent director in accordance with the Company’s Corporate Governance Guidelines and the current NASDAQ listing standards.
Incumbent Directors Whose Terms Will Expire in 2007 (Class III)
Chairman of the Board

Richard M. Seigel	IDG
      Mr. Seigel, age 60, became Chairman of the Board in March 1999. Mr. Seigel is the retired former Chairman and Chief Executive Officer of SYSCO Food Services of Los Angeles, a subsidiary of SYSCO Corporation, with which he held the position of Senior Vice President Foodservice Operations. Prior to that,

Mr. Seigel was President of Continental Foodservice Company, a national distributor of foodservice products. Mr. Seigel is the Chairman of the Executive and Nominating and Corporate Governance Committees, and he serves as a member of the Audit and Compensation Committees of the Board. Mr. Seigel is considered an independent director in accordance with the Company’s Corporate Governance Guidelines and the current NASDAQ listing standards.
Former President and Chief Executive Officer

Andrew B. Shearer	IDG
      Mr. Shearer, age 42, served as President and Chief Executive Officer of the Company from August 2001 to November 2005, when he resigned from the Company. Prior to that time, Mr. Shearer served as the President of the IDG York business unit, formerly Shearer Industrial Supply Co., one of the companies that founded the Company in 1997. Prior to becoming President, Mr. Shearer was employed by Shearer Industrial Supply Co. in various positions since 1985. Mr. Shearer is considered an inside director because of his former employment as a senior executive with the Company. Mr. Shearer does not presently serve on any committees of the Board.
Directors Whose Terms Will Expire in 2008 (Class I)
Retired President

David K. Barth	Barth Smith Company
      Mr. Barth, age 62, is retired and a member of the faculty of the Lake Forest Graduate School of Management in Chicago. He is the past President of Barth Smith Company, an investment and management consulting firm, which he founded in 1991 and which assisted the Company with its formation in 1997. Prior to that time, he served as Vice President, Planning and Development, from 1985 to 1990, and Treasurer, from 1979 to 1984, of W.W. Grainger, Inc., a national distributor of maintenance, repair, and operating supplies and related information to commercial, industrial, contractor, and institutional customers. Mr. Barth is the Chairman of the Compensation Committee and serves as a member of the Executive, Nominating and Corporate Governance, and Audit Committees of the Board. Mr. Barth is considered an independent director in accordance with the Company’s Corporate Governance Guidelines and the current NASDAQ listing standards.
Retired President

George L. Sachs, Jr.	IDG St. Louis
      Mr. Sachs, age 64, is retired from the Company. Mr. Sachs served from 1985 through 2001, when he retired, as the President of the IDG St. Louis business unit. Prior to that time, he served as Vice President-Finance of one of the companies that founded the Company from 1978 to 1985. Prior to joining the Company in 1978, he served as an Audit Manager for Arthur Andersen & Co., a public accounting firm, from 1968 to 1978. Mr. Sachs is a member of the Nominating and Corporate Governance and Audit Committees of the Board. Mr. Sachs is considered an independent director in accordance with the Company’s Corporate Governance Guidelines and the current NASDAQ listing standards.
Meetings and Committees of the Board
      The Board of Directors meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company’s 2005 fiscal year, the Board held five meetings. The Board has an Executive Committee, a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs. Each of the directors attended at least 80% of the Board meetings and the required meetings of committees on which he served, during fiscal year 2005.
      The Company believes that the active participation of its directors in the governance and management of IDG’s business and affairs, including attendance at annual meetings of its stockholders, is vital to the success of the Company. In furtherance of the Company’s policy regarding the free flow of communication between the Company’s stockholders and the Board, directors are encouraged to attend all annual stockholders’ meetings. In this regard, all of the Company’s directors attended the 2005 Annual Meeting of Stockholders.
      Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Barth, Fenoglio, Lingenfelter (Chair), and Seigel currently comprise the members of the Executive Committee. The Committee meets without the Chief Executive Officer, who is a member of management, at least once a year. The Executive Committee held two meetings during fiscal 2005.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become members of the Board, maintains oversight over the compensation and effectiveness of the Board and its standing committees, consults with management and the Board on senior executive continuity and organizational matters, and develops and recommends to the Board a set of Corporate Governance Guidelines. In addition, on an annual basis, the Committee receives comments from all directors and provides an assessment, based on the comments, of the Board’s performance to the Board. Messrs. Barth, Fenoglio, Parr, Sachs, and Seigel (Chair) comprise the members of this committee, and all are independent in accordance with the current NASDAQ Listing Standards. The Nominating and Corporate Governance Committee held one meeting during fiscal 2005.
      Audit Committee. The Audit Committee recommends the appointment of independent auditors, reviews the scope of audits proposed by the independent auditors, reviews audit reports on various aspects of corporate operations, and periodically consults with the independent auditors on matters relating to internal financial controls and procedures. Messrs. Barth, Fenoglio (Chair), Sachs, and Seigel comprise the members of the Audit Committee, and all are independent in accordance with the current NASDAQ Listing Standards. The Board has determined that at least one member of the audit committee is a financial expert within the meaning of SEC regulations. The Audit Committee held four meetings during fiscal 2005 in addition to seven telephonic meetings primarily focused on the Company’s preparation for its first annual compliance and reporting obligation with respect to its internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002.
      Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of senior management, the review of management recommendations relating to incentive compensation plans, and the administration of the Company’s stock incentive and stock purchase plans. Messrs. Barth (Chair), Fenoglio, Parr, and Seigel comprise the members of the Compensation Committee, and all are independent in accordance with the current NASDAQ Listing Standards. The Compensation Committee held four meetings during fiscal 2005.
Directors’ Compensation
      The Company pays its outside directors an annual fee of $20,000, payable quarterly, and an additional $15,000 annually to its non-executive Chairman of the Board. The Company also pays each director $1,000 for each meeting attended in person, reimburses all directors for their travel and other expenses incurred in connection with attending Board or Committee meetings, and also reimburses its outside directors for actual expenses otherwise incurred in performing their duties. The Company pays an additional $1,250 per quarter to both the Audit Committee Chairman and the Compensation Committee Chairman. The Company also pays certain health insurance costs for Messrs. Barth, Fenoglio, Parr, Sachs, and Seigel, such costs totaled approximately $123,000 for 2005. On January 3, 2005, the Company granted each outside director options to purchase 5,000 shares of Common Stock pursuant to the Company’s Stock Incentive Plan, for an aggregate of 25,000 options. The options vest ratably over a three-year period and are expensed in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

CORPORATE GOVERNANCE MATTERS
Consideration of Director Nominees
      The Nominating and Corporate Governance Committee will consider candidates for Board membership who are suggested by its members and other Board members as well as management and stockholders. The Committee may also retain a third-party executive search firm to identify candidates, if it believes such a search is warranted. A stockholder who wishes to recommend a prospective nominee for the Board for consideration at the 2007 Annual Meeting of Stockholders should notify the Company’s Corporate Secretary at the Company’s corporate headquarters no later than November 29, 2006, in writing along with all supporting material the stockholder considers appropriate.
      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information that is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may request a third party-search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Corporate Governance Guidelines, including:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Guidelines;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	The extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, and customers.
      The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
Board Independence
      Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2006. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that the director is independent. The Board has determined that a majority of the members of the Board are “independent” as defined under applicable federal securities laws and the current NASDAQ Listing Standards. Messrs. Barth, Fenoglio, Parr, Sachs and Seigel are “independent” directors.
Stockholder Communications
      Communications that stockholders wish to send to the Board can be mailed to the attention of the Company’s Corporate Secretary at 950 East Paces Ferry Road, NE, Suite 1575, Atlanta, Georgia 30326. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The communication will be forwarded to the full Board or to any individual director or directors to whom the communication is directed unless the communication is hostile, threatening, illegal or similarly inappropriate.
Corporate Governance and Ethics Information
      The Board’s Corporate Governance Guidelines, as well as the charters of the Executive, Audit, Compensation, and Nominating and Corporate Governance Committees, can be viewed at the Company’s website, http://www.idglink.com. IDG has adopted a Code of Ethics applicable to its directors, Chief Executive Officer, Chief Financial Officer, Chief Information Officer, all Regional Presidents (including those regional presidents who are Named Executive Officers), and other such executives of the Company as the Company’s management deems appropriate, which is also available at this website. Any amendment to or waiver of a provision of this Code of Ethics that applies to any IDG director or executive officer also will be disclosed there. A copy of all of the foregoing documents may also be obtained upon request from the Company’s Corporate Secretary.
Section 16(a) Beneficial Ownership Compliance Reporting
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the NASDAQ stock market reports of ownership and changes in ownership of Common Stock and other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that all of the filings required during fiscal year 2005 by executive officers and directors were timely made.

EXECUTIVE COMPENSATION
      The following table sets forth the total compensation accrued or paid by the Company, for services rendered, to each person who served as the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”) for the year ended December 31, 2005 and the prior two years, if applicable.
Summary Compensation Table

								Long Term Compensation
								Awards
	Annual Compensation
								Restricted	Securities
	Fiscal					Other Annual		Stock	Underlying	All Other
Name and Principal Position(s)	Year	Salary		Bonus		Compensation		Award(s)(1)	Options/SARs(#)	Compensation(2)

Charles A. Lingenfelter	2005	$237,500		$189,000		—		$376,959	—	$5,081
President and Chief Executive	2004	$220,833		$853,000		—		$199,929	—	$9,897
Officer (2005) and	2003	$200,000		$393,000		—		—	—	$9,021
Regional President (2004 and 2003)(3)

Andrew B. Shearer	2005	$262,500		—		—		—	—	$37,664
Former President and Chief	2004	$300,000		$385,111		—		$95,618	—	$1,588
Executive Officer(4)	2003	$250,000		$188,023		—		—	—	$4,422

Jack P. Healey	2005	$250,000	(5)	$118,000		—		$119,150	—	$12,010
Executive Vice President,	2004	$250,000		$263,518		—		$61,494	—	$9,269
Chief Financial Officer	2003	$215,000		$129,753		—		—	—	$4,613
and Secretary

Michael W. Brice	2005	$190,000		$115,833	(7)	$119,528	(8)	$51,563	15,000	$1,305
Chief Information Officer(6)

Thomas W. Aldridge, Jr.	2005	$215,000		$86,000	(9)	—		—	—	$5,291
Senior Vice President	2004	$215,000		$182,689		—		—	—	$12,075
	2003	$215,000		$129,753		—		—	—	$6,141

Robert E. Vanderhoff	2005	$200,000		$148,000		—		—	—	$11,218
Regional President (10)	2004	$158,400		$14,583	(11)	$119,561	(12)	$62,000	30,000	$540

(1)	As of December 31, 2005, Mr. Lingenfelter held an aggregate of 68,436 restricted shares of Common Stock with a value of $552,963, Mr. Healey held an aggregate of 21,100 restricted shares of Common Stock with a value of $170,488, Mr. Brice held an aggregate of 6,250 restricted shares of Common Stock with a value of $50,500, and Mr. Vanderhoff held 10,000 restricted shares of Common Stock with a value of $80,800. All shares are subject to forfeiture if the individual ceases to be employed by the Company. The forfeiture provisions lapse on all shares on the third anniversary of their respective grant dates. Although no dividends are expected to be declared on the Common Stock, if the Company does declare and pay any dividends on its Common Stock in the future, such dividends will be paid on the restricted shares of Common Stock to the executives referred to above.

(2)	Amounts represent disability and health insurance premium payments, except for Mr. Shearer who was also paid severance of $36,750 in 2005, which is discussed in more detail under “Separation Agreement with Former Chief Executive Officer.”

(3)	On November 3, 2005, the Board appointed Mr. Lingenfelter, to serve as President and Chief Executive Officer. Prior to that time, Mr. Lingenfelter served as a Regional President. Mr. Lingenfelter’s annual base salary for 2005 as a Regional President was $225,000. From his appointment as President and Chief Executive Officer in November 2005 his annual base salary was increased to $300,000. The annual base salary in the table above for 2005 reflects a pro-ration of these two salaries based upon the proportion of time served by Mr. Lingenfelter in each capacity. Mr. Lingenfelter’s bonus for 2005 was awarded based upon his service as a Regional President during the year.

(4)	On November 3, 2005, Mr. Shearer resigned as Chief Executive Officer and President of the Company. Mr. Shearer continues to serve as a director of the Company.

(5)	In February 2006, the Board promoted Mr. Healey to Executive Vice President and increased his salary to $275,000 annually.

(6)	Mr. Brice joined the Company as Chief Information Officer in January 2005.

(7)	Mr. Brice’s annual bonus earned for the year ended December 31, 2005 was $95,000 based upon specific performance criteria. In addition, he received a bonus of $15,833 related to his relocation and a signing bonus of $5,000.

(8)	Mr. Brice received reimbursement of expenses in 2005 related to his relocation.

(9)	Mr. Aldridge’s annual bonus earned for the year ended December 31, 2005 was $75,000. Mr. Aldridge also received a bonus of $11,000 based upon specific performance criteria.

(10)	Mr. Vanderhoff joined the Company as Regional President in February 2004.

(11)	Mr. Vanderhoff received a bonus of $14,583 related to his relocation in 2004.

(12)	Mr. Vanderhoff received reimbursement of expenses in 2004 related to his relocation.
      The following table sets forth the fiscal year-end value of unexercised options held by the Named Executive Officers at the end of fiscal 2005. There were no stock options granted in 2005 to Named Executive Officers.
Fiscal Year-End Option Values

	No. of Securities Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	Fiscal Year End		At Fiscal Year End(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles A. Lingenfelter	57,167	0	$263,753	0
Andrew B. Shearer	136,833	0	$748,361	0
Jack P. Healey	56,933	0	$271,559	0
Michael W. Brice	0	15,000	$0	0
Thomas W. Aldridge, Jr.	55,000	0	$211,600	0
Robert E. Vanderhoff	10,000	20,000	$18,800	$37,600

(1)	As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the difference between the strike price and the closing sale price of the Company’s Common Stock on the NASDAQ as of the last business day of its fiscal year, December 31, 2005, which was $8.08 per share.
Separation Agreement with Former Chief Executive Officer
      In connection with the resignation of Mr. Shearer as President and Chief Executive Officer of the Company, the Company entered into a separation agreement. The February 6, 2006 agreement provides for cash payments and additional obligations totaling $379,000 with $36,750 paid on December 31, 2005 and the remaining $342,250 to be paid in 2006 in return for his release of obligations to him for his previous service. These amounts were expensed in 2005. In addition, Mr. Shearer was paid $262,500 in 2005 for his services as President and Chief Executive Officer through November 3, 2005.

EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about equity compensation awards under the Company’s Stock Incentive Plan, Employee Stock Purchase Plan, and Management Incentive Program as of December 31, 2005.

	(a)	(b)	(c)

			Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants,	[excluding securities
Plan Category	warrants, and rights	and rights	reflected in column (a)]

Equity compensation plans approved by stockholders	868,847	$4.83	423,910 (2)
Equity compensation plans not approved by stockholders(1)	61,250	$6.91	0
Total	930,097	$4.97	423,910 (2)

(1)	Represents incentive stock and options to purchase Common Stock granted to Regional Presidents and the Chief Information Officer as inducement for employment.

(2)	Includes 250,085 shares of Common Stock available for grant under the Stock Incentive Plan, 64,132 shares available for grant under the Employee Stock Purchase Plan, and 109,693 shares of Common Stock available for grant under the Management Incentive Program, in each case as of December 31, 2005.
CERTAIN TRANSACTIONS
Related Party Matters
      The Company has entered into certain real property leases as lessee with respect to which stockholders of the Company, or their affiliates, are the lessors. The Company currently leases two properties with respect to which Mr. Shearer, the former President and Chief Executive Officer and current director of the Company, is the lessor. The properties are located in York and Whitehall, Pennsylvania. Total annual base rent under the terms of both leases for 2005 was $414,495. The Company also currently leases a property located in St. Louis, Missouri from a company in which Mr. Sachs, a director of the Company, has a 15% ownership interest. Annual base rent paid by the Company in 2005 pursuant to the terms of this lease was approximately $132,000. The Company believes that the annual rent and other terms of these leases are no less favorable to the Company than could be obtained from unaffiliated parties for comparable properties in the York and Whitehall, Pennsylvania areas.
      In addition, in connection with Mr. Shearer’s resignation as President and Chief Executive Officer of the Company in November 2005, the Company entered into a separation agreement with Mr. Shearer that provides for the extension of certain payments and benefits by the Company to Mr. Shearer during the term of the agreement. See “Executive Compensation — Separation Agreement with Former Chief Executive Officer” for more information regarding this agreement.
Policy Respecting Related Party Transactions
      The Board’s policy is that any transactions between the Company and any of its officers, directors, principal stockholders, or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by a majority of the disinterested members of the Board. The Audit Committee of the Board is responsible for reviewing all related party transactions on a continuing basis and all potential conflict of interest situations where appropriate.

Compensation Committee Interlocks And Insider Participation
      Messrs. Barth, Fenoglio, Parr, and Seigel served as members of the Company’s Compensation Committee throughout the 2005 fiscal year. None of the executive officers of the Company served as either a member of the Compensation Committee or a director of any entity of which any member of the Compensation Committee is an executive officer.
REPORT OF COMPENSATION COMMITTEE
      This report documents the components of the Company’s compensation programs for its executive officers, including Regional Presidents, and sets forth the factors used to determine fiscal 2005 compensation with respect to the Chief Executive Officer and other Named Executive Officers of the Company. All fiscal 2005 compensation decisions with respect to base salaries, annual incentive compensation, restricted stock grants, and benefits for these executives were made by the Compensation Committee (the “Committee”).
Overall Executive Compensation Philosophy
      The Committee seeks to develop programs and policies for the compensation of the Company’s executive officers that will link the compensation of executive officers to the financial performance of the Company. Specifically, the Committee has tied the level of the Company’s executive compensation to improvement in the Company’s economic profit. Economic profit is defined as after tax operating income less an appropriate charge for capital employed to produce that income (commonly referred to as a cost of capital). The Committee intends that such a link will align the financial interests of the Company with that of its stockholders. The Committee believes that it does so because it encourages executives to deploy their efforts and the Company’s resources to achieve economic performance by the Company that adds tangible net value to the Company’s financial results, which the Committee believes holds the greatest potential to enhance the return the Company’s stockholders can receive. The Committee uses the following components to implement that objective:

•	For the Company’s executive officers and Regional Presidents, a “pay-for-performance” orientation, with respect to compensation other than base salary, based upon the Company’s performance, or in the case of the Chief Information Officer, based on specific performance criteria;

•	Reasonably competitive base salaries are based on base salaries payable to corporate officers of certain surveyed corporations of similar size whose job content and/or responsibilities are comparable to those of the Company’s executive officers;

•	Potentially significant annual incentive bonus opportunities under the Company’s economic profit-based Management Incentive Program;

•	The issuance of restricted shares of stock and stock options; and

•	Customary benefits that do not differ significantly from those offered generally to other Company personnel.
      The Committee’s formulation of the Company’s compensation programs and policies for executive officers is monitored and reviewed on an ongoing basis in order for the Committee to determine the appropriateness of the compensation paid to each of the executive officers of the Company from time to time in light of the Company’s compensation philosophy and developments in the Company’s industry and in general. While promoting initiative and providing incentives for superior performance by executives on behalf of the Company for the benefit of its stockholders, the Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance stockholder value over the long-term as well as the short-term.
      The factors and criteria for the determination of the fiscal 2005 compensation of the Chief Executive Officer were the same as those set out above (and discussed in more detail below) with respect to all executive officers. In addition to the following discussion, further information regarding these components is included in the tables in the Executive Compensation and Equity Compensation Awards sections.
Base Salaries
      The Company has established the current base salaries of its executive officers without reference to specific Company performance criteria. The Committee re-examines this range of compensation from time to time through a survey of compensation practices conducted by independent compensation consultants across a broad cross-section of U.S. industrial corporations. The survey sample does not necessarily include those companies in the peer groups included in the performance graph on page 16 due to the differing size, management responsibilities, and organizational structure of those companies relative to IDG. The Committee’s consistent practice is to maintain the base salaries of executive officers at reasonably competitive levels based on base salaries payable to corporate officers of certain surveyed industrial corporations whose job content and/or responsibilities are comparable to those of the Company’s executive officers. The base salaries for the executive officers, including the current and former Chief Executive Officer, during 2005 were established and approved by the Committee. The Committee reviews salaries of the Company’s executive officers on an annual basis.
Annual Incentive Compensation
Management Incentive Program
      The Company provides annual incentive compensation to certain executive officers of the Company through its Management Incentive Program (the “MIP”), which is reviewed and reassessed annually. The MIP is designed to offer compensation opportunities that are tied directly to the Company’s performance as measured by improvement in economic profit. In addition, the MIP is designed to foster significant equity ownership in the Company by the executive officers through the stock election and matching grant feature described below. MIP bonuses earned during each measurement year are paid in the following year.
      Participants in the MIP earn a percentage of the improvement in economic profit as compared to the prior year. Each participant is paid 75% of the amount earned for 2005 in 2006. The remainder is banked and is payable, as well as subject to forfeiture, so that some portion of any particular year’s MIP bonus remains as an incentive for the executive’s continued employment with the Company in future years. If the remainder is not forfeited, 75% of the remainder will be paid each year going forward. This plan was adopted by the Committee in February 2004.
      In 2005, Regional Presidents earned incentive bonuses under the MIP based upon the improvement in economic profit for their respective region as compared to the prior year. For corporate officers, incentive bonuses earned in 2005 were calculated under the MIP based on improvement in economic profit for the Company as compared to the prior year. All incentive bonuses earned in 2005 were expensed in the 2005 financial statements but paid in 2006 in accordance with the above formula.

Stock Incentive Plan
      The Committee administers the Stock Incentive Plan. Under the Stock Incentive Plan, the Company is authorized to grant a variety of awards such as restricted shares, stock options, and stock appreciation rights. The Company is permitted to issue stock options that are qualified as incentive stock options under the Internal Revenue Code, options that are not so qualified, direct awards of shares of stock, stock appreciation rights, and other forms of awards that use, or are based on, shares of Common Stock.
      While the Committee has the flexibility to grant below-market options, its policy has been to grant options at fair market value, vesting over a period of several years, in order to better align the personal interests of optionees with those of the stockholders of the Company. In general, it is the practice of the Committee to consider issuing awards under the plan only when participants in the MIP are entitled to receive an annual incentive bonus. In other words, grants under the plan generally are considered only in years when the Company achieves certain performance targets, including economic profit. It is the current intention of the

Committee to continue this practice, although it is not required by the terms of the plan. To date, the Committee has issued both incentive stock options and non-qualified stock options under the Stock Incentive Plan.

Stock Election and Matching Grant
      In order to encourage significant equity ownership in the Company by its executive officers, the MIP provides that participants may voluntarily elect to use up to 40% of their annual incentive bonus to purchase Company Common Stock on the open market. The participant must hold purchased shares for one year. For each share of Company Common Stock purchased through the open market, the participant will receive a grant of one share of restricted stock granted under the Stock Incentive Plan, which will vest on the third anniversary of the date of grant. In 2005, executive officers were eligible to receive grants of restricted stock pursuant to the terms of the stock election and matching grant component of the MIP.
Benefits
      Executives are also eligible to participate in the Company’s regular employee benefit programs, including a 401(k) retirement savings plan, group medical and dental coverage, group life insurance, group long-term disability insurance, and other group benefit plans. In addition, executives receive supplemental health and disability benefits. Substantially all decisions with respect to such benefits are made on a group basis, and no individual decisions were made with respect to the executive officers during fiscal 2005.
Compensation of Current and Former Chief Executive Officer
      Mr. Lingenfelter became the Company’s President and Chief Executive Officer on November 3, 2005 and served as a Regional President immediately prior thereto. At the time of his election by the Board, final terms of the compensation arrangements for Mr. Lingenfelter’s service as President and Chief Executive Officer had not been reached. Accordingly, Mr. Lingenfelter assumed the post as President and Chief Executive Officer and was compensated at a rate of $300,000 annually, pending a final determination of his compensation as President and Chief Executive Officer by the Board. As of February 21, 2006 Mr. Lingenfelter’s annual base salary for 2006 has been set at $300,000. Mr. Lingenfelter’s 2005 MIP bonus was based on his role as Regional President in 2005. In addition, Mr. Lingenfelter was issued 15,000 shares of restricted stock which will become fully vested in November 2008. Mr. Lingenfelter is eligible for an annual bonus determined by the Board of Directors. The Committee believes that the compensation terms of Mr. Lingenfelter’s employment are consistent with the fundamental elements that comprise the Company’s executive compensation philosophy. Mr. Lingenfelter is also eligible to participate in employee benefit plans as generally made available to senior management of the Company including the Stock Incentive Plan and the Management Incentive Program.
      Mr. Shearer resigned as the Company’s President and Chief Executive Officer effective November 3, 2005. Mr. Shearer earned $262,500 of his 2005 annual base salary of $300,000 for the portion of 2005 during which he served as President and Chief Executive Officer. Mr. Shearer’s annual base salary amount for 2005 did not increase over the annual base salary amount paid for 2004, and no incentive award was paid to Mr. Shearer for his 2005 performance.
      See “Executive Compensation — Separation Agreement with Former Chief Executive Officer” for information regarding payments made by the Company to Mr. Shearer in connection with his separation from the Company as President and Chief Executive Officer.
      This report is respectfully submitted by the Compensation Committee of the Board of Directors.
David K. Barth, Chairman — William R. Fenoglio — William T. Parr — Richard M. Seigel

REPORT OF AUDIT COMMITTEE
      The Audit Committee is comprised of four members, each of whom is independent in accordance with applicable standards under both federal securities laws and regulations and according to current listing requirements of the NASDAQ stock market. The Audit Committee functions pursuant to responsibilities and other guidelines established under a written charter adopted by the Board of Directors in August 2000 and amended in February 2003. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as independent auditors and recommending to the Board of Directors that the financial statements be included in the Annual Report to stockholders.
      In connection with performing its responsibilities, the Audit Committee met four times during 2005 and engaged in seven telephonic meetings. Management has primary responsibility for the financial reporting process including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors for 2005, Ernst & Young LLP, are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal controls over financial reporting. The Audit Committee reviewed each quarterly report that the Company filed in 2005 and discussed each such report with Ernst & Young LLP, the Company’s independent auditors before its filing. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 with management, and has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 “Communication with Audit Committees”. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees” and has discussed with Ernst & Young LLP its independence from the Company.
      Based on the reports and discussions described in this report, and consistent with the responsibilities and other guidelines in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
      This report is respectfully submitted by the Audit Committee of the Board of Directors.
William R. Fenoglio, Chairman — David K. Barth — George L. Sachs — Richard M. Seigel

STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return of the Company’s Common Stock against the cumulative total return of the Russell 2000 Index and the Media General SIC Code 508 — machinery, equipment and supplies — Index for the period commencing on December 31, 2000 and ending on December 31, 2005. Although the Company is a part of the Russell Microcap Index, that index has not been used in the graph below because it was created during 2005 and, therefore the data available is limited.
Assumes $100 Invested on December 31, 2000

	2000	2001	2002	2003	2004	2005

Industrial Distribution Group	100.00	85.71	176.00	317.71	474.29	461.71
SIC Code Index	100.00	82.25	84.78	108.55	146.99	214.77
Russell 2000 Index	100.00	101.02	79.22	115.16	135.31	135.31

INDEPENDENT AUDITORS
      The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company’s independent auditors. The Board appointed Ernst & Young LLP to serve as such independent auditors for the 2005 fiscal year. Such appointment is not subject to ratification or other vote by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Audit Fees
      The aggregate fees billed by Ernst & Young LLP to the Company were $994,600 and $434,500, respectively, for professional services rendered for the audit of our financial statements for fiscal years 2005 and 2004, the reviews of financial statements included in our Forms 10-Q filed during fiscal years 2005 and 2004, the audit of our internal controls over financial reporting in 2005, and consultations related to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in fiscal 2004. Audit fees increased in fiscal 2005 compared to fiscal 2004 due primarily to the Company’s first annual compliance and reporting obligations with regard to internal controls over financial reporting under Section 404 of the Sarbanes-Oxley

Act of 2002 and the additional work performed by Ernst & Young LLP in its assessment of such internal controls of the Company.
Audit-Related Fees
      Ernst & Young LLP billed no audit-related fees to the Company for fiscal 2005. In fiscal 2004, Ernst & Young LLP billed the Company an aggregate of $14,500 for professional services rendered related to the audit of the Company’s 401(k) plan for fiscal year 2003. For fiscal 2005, the Company elected to have the audit of its 401(k) plan performed by a local accounting firm.
Tax Fees
      The aggregate fees billed by Ernst & Young LLP during the fiscal years 2005 and 2004 for professional services rendered for tax compliance, tax advice and tax planning for the Company were $266,100 ($234,100 for tax compliance and $32,000 for tax advice and tax planning), and $276,000 ($197,200 for tax compliance and $78,800 for tax advice and tax planning), respectively.
All Other Fees
      Ernst & Young LLP billed the Company aggregate fees of $1,500 for each of fiscal years 2005 and 2004 for products and services provided to the Company not otherwise included in the categories above.
Approval of Audit and Non-Audit Services
      The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditors. The Audit Committee specifically approves the annual audit services engagement and has generally approved the provision of certain tax services by Ernst & Young LLP. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee. The Audit Committee is authorized to delegate one or more of its members pre-approval authority with respect to permitted services.
STOCKHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING
      Any stockholder who wishes to present a proposal appropriate for consideration at the Company’s 2007 annual meeting of stockholders must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement no later than November 29, 2006 for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting.
OTHER MATTERS
      All of the expenses involved in preparing, assembling, and mailing this proxy statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

      The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.
      Stockholders are urged to fill in, date, and sign the accompanying form of proxy and return it to the Company as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS,

Jack P. Healey
Secretary

COMMON STOCK
OF INDUSTRIAL DISTRIBUTION GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS FOR THE APRIL 28, 2006
ANNUAL MEETING OF STOCKHOLDERS.
     The undersigned hereby appoints Charles A. Lingenfelter and Jack P. Healey, or any of them, with full power of substitution to each, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of INDUSTRIAL DISTRIBUTION GROUP, INC. to be held at 1:00 p.m., Eastern Time, on Friday, April 28, 2006, at 950 East Paces Ferry Road, Suite 1575, Atlanta, Georgia, and at any adjournment or postponement of the meeting.
1.	Election of directors, William R. Fenoglio, Charles A. Lingenfelter, and William T. Parr, to serve in Class II (Term Expiring 2009).
☐     FOR all nominees for director listed above (except as marked to the contrary).

☐     WITHHOLD AUTHORITY to vote for all nominees listed above.

☐     WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.
2.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.
THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

______________________________________________________
Please sign this Proxy exactly as name appears on the Proxy.

Note: When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.
Date:_____________, 2006
Dear Stockholder:
We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and control number (printed on the proxy card) when voting your shares electronically.
The ASTC voting by Telephone and by Internet systems can be accessed 24-hours a day, seven days a week up until 2:00 P.M. (EST) on April 27, 2006.

To Vote by Telephone:
Call toll-free:	1-800-PROXIES	(1-800-776-9437)

To Vote by Internet:
Log on to the Internet and go to:	http://www.voteproxy.com
If you vote over the Internet or by Telephone, please do not mail your proxy card.